Exhibit 99.1

Revolve Group Announces Second Quarter 2019 Financial Results

Net Sales Increased 23% to $161.9 million

Net Income Increased 22% to $12.7 million

Cerritos, CA – August 8, 2019 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z customers, today announced financial results for the second quarter ended June 30, 2019.

“We are pleased to announce record revenue and profit for our first quarter as a public company,” said co-founder and co-CEO Michael Mente. “We continue to execute with operational excellence, delivering robust sales, gross margin expansion and an increase of nearly 22% in net income all while making significant investments in our infrastructure and customer experience,” added co-founder and co-CEO Mike Karanikolas.

Second Quarter Financial Highlights:

•	Net sales of $161.9 million, a year-over-year increase of 22.8%
o	Revolve segment net sales of $143.9 million, a year-over-year increase of 24.0%
o	Forward segment net sales of $18.0 million, a year-over-year increase of 14.4%
•	Gross profit of $90.4 million, a year-over-year increase of 23.3%
•	Gross margin of 55.8%, a year-over-year increase of 21 basis points
•	Income from operations of $17.7 million, a year over year increase of 25.8%
•	Net income was $12.7 million, a year-over-year increase of 21.7%
•	Adjusted EBITDA (a non-GAAP financial measure) of $19.0 million, a year-over-year increase of 21.5%

Other Highlights:

•	1,359,000 active customers, a year-over-year increase of 36.2%
•	1,294,000 orders placed, a year-over-year increase of 30.8%

“Through our unique events and curated premium product offering, we continue to build our customer base and deepen the relationship with our already very loyal customer,” said Michael Mente. “This was highlighted in the quarter with our fifth annual #REVOLVEfestival and the launch of two new influencer brand collaborations – Song of Style with Aimee Song and the Camila Coelho Collection.”

Outlook

Expectations for the full fiscal year ending December 31, 2019:

Net Sales	$598 - $608 million	20% - 22% growth
Adjusted EBITDA	$51 - $56 million	10% - 20% growth 8.5% - 9.2% margin

We have not reconciled our adjusted EBITDA outlook to GAAP net income because we do not provide an outlook for GAAP net income due to the uncertainty and potential variability of other expense, net, and provision for income taxes and one-time expenses, net, which are reconciling items between adjusted EBITDA and GAAP net income. Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income.

Key Operating and Financial Metrics

We use the following metrics to assess the progress of our business, make decisions on where to allocate capital, time and technology investments and assess the near-term and long-term performance of our business.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(in thousands, except average order value and percentages)
Gross margin	55.6%	55.8%	52.9%	53.9%
Adjusted EBITDA	$15,610	$18,968	$24,307	$27,517
Free cash flow	$12,834	$1,991	$24,550	$12,928
Active customers	998	1,359	998	1,359
Total orders placed	989	1,294	1,807	2,429
Average order value	$281	$275	$281	$268

Adjusted EBITDA and free cash flow are non-GAAP measures. See the section titled “Adjusted EBITDA” and “Free Cash Flow” below for information regarding our use of Adjusted EBITDA and free cash flow and their reconciliation to net income and net cash provided by operating activities, respectively.

Gross Margin

Gross profit is equal to our net sales less cost of sales. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, defective merchandise returned from customers, receiving costs, inventory write-offs, and other miscellaneous shrinkage. Certain of our competitors and other retailers report cost of sales differently than we do. As a result, the reporting of our gross profit and gross margin may not be comparable to other companies.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other expense, net, taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense and certain one-time expenses. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less net cash used in capital expenditures. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Adjusted Diluted Earnings per Share

Adjusted diluted earnings per share is a non-GAAP financial measure that we calculate as diluted earnings (net loss) per share adjusted to exclude the per share impact of the issuance and repurchase of Class B common stock as part of our initial public offering.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. We view the number of active customers as a key indicator of our growth, the reach of our sites, the value proposition and consumer awareness of our brand, the continued use of our sites by our customers and their desire to purchase our products. Our number of active customers drives both net sales and our appeal to vendors.

Total Orders Placed

We define total orders placed as the total number of customer orders placed by our customers across our platform in any period. We view total orders placed as a key indicator of the velocity of our business and an indication of the desirability of our products and sites to our customers. Total orders placed, together with average order value, is an indicator of the net sales we expect to recognize in a given period. Total orders placed and total orders shipped in any given period may differ slightly due to orders that are in process at the end of any particular period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product. Average order value varies depending on the site through which we sell merchandise.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our future growth and our financial outlook for the full fiscal year 2019. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including, without limitation, the final prospectus related to our initial public offering filed with the SEC on June 7, 2019 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which we expect to file with the SEC on or before August 14, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Revolve Group, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: adjusted EBITDA, free cash flow and adjusted diluted earnings per share. Adjusted EBITDA is net income before other expense, net, taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense, and certain one-time expenses. Free cash flow is net cash provided by (used in) operating activities less net cash used in capital expenditures. Adjusted diluted earnings per share is diluted earnings (net loss) per share adjusted to exclude the per share impact of the issuance and repurchase of Class B common stock as part of our initial public offering.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Conference call information

Revolve Group management will host a call today at 5 pm ET/2 pm PT to discuss today’s results in more detail.  To participate, please dial (866) 393-4306 within the United States or (734) 385-2616 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 1299819.  The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2506 within the United States or (404) 537-3406 outside the United States. The replay ID is 1299819.

About Revolve Group, Inc.

Revolve Group, Inc. (RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted, premium lifestyle brand, and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories and beauty styles. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers, and hundreds of emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two differentiated segments, REVOLVE and FORWARD, that leverage one platform. Through REVOLVE we offer a highly curated assortment of full-price premium apparel and footwear, accessories and beauty products from emerging, established and owned brands.  Through FORWARD we offer an assortment of iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contact:

Investors:

562-282-4990

IR@revolve.com

or

Media:

Kendall Sargeant

kendall.sargeant@revolve.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except unit, share and per share data)

	December 31,	June 30,
	2018	2019
Assets
Current assets:
Cash and cash equivalents	$16,369	$44,845
Accounts receivable, net	5,337	8,373
Inventory	102,220	102,533
Income taxes receivable	—	1,142
Prepaid expenses and other current assets	15,227	25,374
Total current assets	139,153	182,267
Property and equipment, net	5,907	14,239
Intangible assets, net	564	403
Goodwill	2,042	2,042
Other assets	731	695
Deferred income taxes	13,677	15,918
Total assets	$162,074	$215,564
Liabilities and Members'/Stockholders' Equity
Current liabilities:
Accounts payable	$20,219	$29,687
Income taxes payable	917	881
Accrued expenses	18,398	22,138
Returns reserve	29,184	36,355
Other current liabilities	13,538	15,240
Total current liabilities	82,256	104,301
Members' equity:
Class T Preferred Units, no par value—23,551,834 and zero units authorized, issued and outstanding as of December 31, 2018 and June 30, 2019, respectively.	15,000	—
Class A Common Units, no par value—41,936,219 and zero units authorized, issued and outstanding as of December 31, 2018 and June 30, 2019, respectively.	3,548	—
Stockholders' equity:
Class A common stock, $0.001 par value; zero and 1,000,000,000 shares authorized as of December 31, 2018 and June 30, 2019, respectively; zero and 13,529,411 shares issued and outstanding as of December 31, 2018 and June 30, 2019, respectively.	—	14
Class B common stock, $0.001 par value; zero and 125,000,000 shares authorized as of December 31, 2018 and June 30, 2019, respectively; zero and 55,340,994 shares issued and outstanding as of December 31, 2018 and June 30, 2019, respectively.	—	55
Accumulated members' equity	61,270	—
Additional paid-in capital	—	72,736
Retained earnings	—	38,458
Total members'/stockholders' equity	79,818	111,263
Total liabilities and members’/stockholders’ equity	$162,074	$215,564

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Net sales	$131,802	$161,897	$245,107	$299,240
Cost of sales	58,470	71,479	115,342	138,068
Gross profit	73,332	90,418	129,765	161,172
Operating expenses:
Fulfillment	3,263	5,301	6,045	9,796
Selling and distribution	18,669	23,639	34,522	44,230
Marketing	21,161	24,914	36,514	44,412
General and administrative	16,145	18,836	31,085	38,105
Total operating expenses	59,238	72,690	108,166	136,543
Income from operations	14,094	17,728	21,599	24,629
Other expense, net	123	444	320	660
Income before income taxes	13,971	17,284	21,279	23,969
Provision for income tax	3,504	4,543	5,480	6,266
Net income	10,467	12,741	15,799	17,703
Less: Net loss attributable to non-controlling interest	—	—	47	—
Net income attributable to Revolve Group, Inc.	10,467	12,741	15,846	17,703
Less: Repurchase of Class B common stock upon corporate conversion	—	(40,816)	—	(40,816)
Net income (loss) attributable to common stockholders	$10,467	$(28,075)	$15,846	$(23,113)
Earnings (net loss) per share of Class A and Class B common stock:
Basic	$0.16	$(0.57)	$0.24	$(0.51)
Diluted	$0.15	$(0.57)	$0.23	$(0.51)
Weighted average Class A and Class B common shares outstanding:
Basic	41,936	49,025	41,936	45,481
Diluted	44,394	49,025	44,289	45,481

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2018	2019
Operating activities:
Net income	$15,799	$17,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,459	1,584
Equity-based compensation	512	1,032
Deferred income taxes	1,410	(2,241)
Changes in operating assets and liabilities:
Accounts receivable	(278)	(3,036)
Inventories	(6,061)	(13,184)
Income taxes receivable	3,590	(1,142)
Prepaid expenses and other current assets	(704)	(271)
Other assets	(107)	36
Accounts payable	(3,971)	9,468
Income taxes payable	—	(36)
Accrued expenses	4,215	3,137
Returns reserve	9,314	7,171
Other current liabilities	449	2,462
Net cash provided by operating activities	25,627	22,683
Investing activities:
Purchases of property and equipment	(1,077)	(9,755)
Net cash used in investing activities	(1,077)	(9,755)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	—	57,077
Repurchase of Class B common stock upon corporate conversion	—	(40,816)
Repayment of line of credit	(15,100)	—
Payment of deferred offering costs	—	(726)
Net cash (used in) provided by financing activities	(15,100)	15,535
Effect of exchange rate changes on cash and cash equivalents	(35)	13
Net increase in cash and cash equivalents	9,415	28,476
Cash and cash equivalents, beginning of period	10,588	16,369
Cash and cash equivalents, end of period	$20,003	$44,845
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$87	$—
Income taxes, net of refund	$355	$9,674
Supplemental disclosure of non-cash activities:
Deferred offering costs accrued, unpaid	$—	$603

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP adjusted EBITDA to net income for the three and six months ended June 30, 2018 and 2019 is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Net income	$10,467	$12,741	$15,799	$17,703
Excluding:
Other expense, net	123	444	320	660
Provision for income tax	3,504	4,543	5,480	6,266
Depreciation and amortization	730	889	1,459	1,584
Equity-based compensation	403	521	512	1,032
One-time expenses, net(1)	383	(170)	737	272
Adjusted EBITDA	$15,610	$18,968	$24,307	$27,517

(1)

One-time expenses, net in the three and six months ended June 30, 2018 primarily relate to our entity restructuring and our initial public offering. One-time expenses, net in the three and six months ended June 30, 2019 primarily relate to legal settlements.

A reconciliation of non-GAAP free cash flow to cash provided by operating activities for the three and six months ended June 30, 2018 and 2019 is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Net cash provided by operating activities	$13,471	$6,759	$25,627	$22,683
Purchases of property and equipment	(637)	(4,768)	(1,077)	(9,755)
Free cash flow	$12,834	$1,991	$24,550	$12,928
Net cash used in investing activities	$(637)	$(4,768)	$(1,077)	$(9,755)
Net cash provided by (used in) financing activities	$—	$15,783	$(15,100)	$15,535

A reconciliation of non-GAAP adjusted diluted earnings per share to diluted earnings (net loss) per share for the three and six months ended June 30, 2018 and 2019 is as follows (in dollars):

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2019		2018	2019
	Class B	Class A	Class B	Class B	Class A	Class B
Earnings (net loss) per share — diluted	$0.15	$(0.57)	$(0.57)	$0.23	$(0.51)	$(0.51)
Repurchase of Class B common stock, net	—	0.75	0.75	—	0.76	0.76
Adjusted earnings per share — diluted	$0.15	$0.18	$0.18	$0.23	$0.25	$0.25